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                                                                    EXHIBIT 5.1

                      [LETTERHEAD OF BELL, BOYD & LLOYD]

                               November 11, 1997

PLATINUM technology, inc.
1801 South Meyers Road
Oakbrook Terrace, IL 60181

                      Registration Statement on Form S-1

Ladies and Gentlemen:

  We have represented PLATINUM technology, inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act 5,000,000 shares of common stock, $.01 par value, (the "Common Stock") of the Company, which the Company may offer from time to time pursuant to Rule 415 under the Act. In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers, including the Registration Statement and pertinent resolutions of the board of directors of the Company, as we deemed it necessary to examine for the purpose of this opinion.

  Based upon such examination, on the existing provisions of the certificate of incorporation of the Company and on the applicable laws of the State of Delaware now in effect, it is our opinion that such of the shares of Common Stock as are issued from time to time as contemplated by the Registration Statement, will, upon issuance and delivery thereof against receipt by the Company of the agreed consideration therefor, constitute legally issued, fully paid and non-assessable shares of the Company, provided each such issuance is duly authorized by the board of directors of the Company, or a duly authorized committee of the board of directors, for a consideration (not less than the par value of the shares) fixed by said board of directors or committee, and determined by it to be adequate.

  We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Bell, Boyd & Lloyd